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Exhibit 99.1


FOR IMMEDIATE RELEASE
Contact: Jane Van Ryan
         703/676-4097


               SAIC POSTS RECORD RESULTS FOR 32ND CONSECUTIVE YEAR

         (SAN DIEGO) April 5, 2001 - Science Applications International Corporation (SAIC) today announced record results for the 32nd year in a row.

         For the Fiscal Year ended January 31, 2001 (Fiscal 2001), SAIC achieved revenues of $5.9 billion, reflecting a growth rate of 7 percent over the previous year's revenues of $5.5 billion. The growth in SAIC's revenues reflects increases in both the government and commercial business areas.

         "Our growth during the past fiscal year can be attributed to our overall business strategy, our continuing success in the government marketplace, and our employee ownership," said Dr. J.R. Beyster, SAIC chairman, president and chief executive officer.

         Net income in Fiscal 2001 grew to $2.1 billion as compared to the previous year's net income of $620 million. Fiscal 2001 net income included $1.7 billion in net after tax gains on marketable securities. On a pre-tax basis, these net gains were $2.6 billion, comprised of (i) $4.0 billion in gains primarily from the sale of SAIC's shares in Network Solutions, Inc. and the exchange of Network Solutions, Inc. shares for VeriSign, Inc. shares, and (ii) a $1.4 billion charge at the close of Fiscal 2001 for the impairment of the Company's investment in VeriSign, Inc. and certain other investments due to a decline in their market value. The remaining overall net income increase in Fiscal 2001 is attributable to stronger operating performance in the government business area, higher interest income, gains on the sale of other equity investments and certain business units, and a lower effective tax rate.

         Revenues for the fourth quarter ended January 31, 2001, were $1.6 billion, an increase of 5 percent over the prior fiscal year's fourth quarter. As a result of the non-cash pre-tax investment impairment charges of $1.4 billion described above, the Company generated a fourth quarter overall net loss of $736 million. Excluding these


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impairment charges, the Company had overall net income of $169 million for the fourth quarter as compared to $41 million in the fourth quarter of the prior year. This increase in net income reflects strong operating performance in the Company's government business area and includes gains after taxes of $63 million primarily from the sale of the Global Integrity Corporation and Pathology Associates International Corporation business units.

         "Although our equity investments in VeriSign, Inc. and certain other companies were adversely affected by the faltering stock market in the fourth quarter, it is important to note that even after the related impairment charges, our net gain before taxes on our investments sold during the year exceeded $2.6 billion," said Beyster. "While the economic climate has continued to put pressure on the value of our investments in Fiscal 2002 as well as challenge us to achieve our goals from an operating performance perspective, our record $10.5 billion in contract awards in Fiscal 2001 and our resulting funded backlog of $5.1 billion going into the year should help us meet this challenge."

         SAIC continued to increase its share of the government marketplace and enlarge its commercial business by winning several major contracts. Some of the largest contracts included:

         o Awards in three simulation domains (live, virtual and constructive) under the U.S. Army Simulation, Training and Instrumentation Command (STRICOM) Omnibus Contract for products and services to enhance training at all levels, from individual soldiers to large combat organizations. The entire contract has a ceiling value of $4 billion over eight years.

         o An award for technical, programmatic and logistics work under an Army Aviation and Missile Command (AMCOM) contract with a potential value of $1.25 billion. SAIC is providing advisory and assistance services in support of AMCOM and Program Executive Officers (PEOs).

         o A U.S. Air Force Space and Missile Systems Center (SMC) Engineering, Analysis, Design and Development II contract with a ceiling value of $496 million. SAIC and its teammates are providing systems engineering and integration for advanced space development and warfighter exploitation.

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         o        A Blanket Purchase Agreement (BPA) from the U.S. Air Force as a result of the Technical Acquisition Support Services (TASS) competition to provide technical advisory and assistance support to the U.S. Air Force SMC. The BPA has a ceiling value of $300 million for SAIC and its teammates.

         o A Federal Systems Integration and Management Center (FEDSIM) contract to provide information technology (IT) services to the U.S. Army Personnel Command (PERSCOM). This contract is valued at $271 million during a performance period of ten years.

         o An outsourcing agreement in which an SAIC team will provide application and host services for BP's North American operations. The contract is valued at approximately $250 million over five years.

         o The Treasury Information Processing Support Services-2 (TIPSS-2) contract to provide information systems support to the Department of the Treasury and its bureaus and services. The contract could generate up to $225 million over five years for SAIC and its teammates.

         o A Defense Logistics Agency (DLA) supply chain management contract to provide bench stock for U.S. Air Force aircraft. This contract is valued at $200 million over five years.

         SAIC made strategic acquisitions and formed joint ventures in Fiscal 2001 to enhance its services to its customers:

         o AMSEC LLC, which is owned jointly by SAIC and Newport News Shipbuilding, purchased M. Rosenblatt & Son, a company that is widely recognized as one of the premier marine design engineering firms in the world.

         o SAIC's wholly owned subsidiary SAIC Ltd. formed a joint venture called CALANAIS with ScottishPower's Information Systems Division. The new company, which is based in Glasgow and Chester, Scotland, provides IT outsourcing services to ScottishPower and other companies.

         o SAIC purchased certain assets of COMARCO Systems, Inc. in four locations to enhance its services to the U.S. military and to commercial businesses in Indiana.

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         SAIC's wholly-owned subsidiaries, SAIC Venture Capital Corporation
(SAIC VCC) and the Telcordia Venture Capital Corporation (Telcordia VCC), invested $135 million during Fiscal 2001 in 25 emerging companies with promising technologies that could benefit SAIC's customers and business goals.

         SAIC opened a new multi-story office tower in McLean, Va., adding to its significant presence in the Washington, D.C., area. The Company has nearly 14,000 employees in the National Capital Region, making it one of the area's largest employers. SAIC also announced plans to construct a new campus in Orlando, signaling the Company's continuing expansion in Central Florida.

         SAIC, ranked #296 on the FORTUNE 500, is the nation's largest employee-owned research and engineering company, providing information technology, systems integration and eBusiness products and services to commercial and government customers. SAIC engineers and scientists work to solve complex technical problems in telecommunications, national security, health care, transportation, energy, the environment and financial services. With annual revenues of $5.9 billion, SAIC and its subsidiaries, including Telcordia Technologies, have more than 41,000 employees at offices in more than 150 cities worldwide. More information about SAIC can be found on the Internet at www.saic.com.

                                       ###

STATEMENTS IN THIS ANNOUNCEMENT OTHER THAN HISTORICAL DATA AND INFORMATION CONSTITUTE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. A NUMBER OF FACTORS COULD CAUSE OUR ACTUAL RESULTS, PERFORMANCE, ACHIEVEMENTS OR INDUSTRY RESULTS TO BE VERY DIFFERENT FROM THE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SOME OF THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE RISK FACTORS SET FORTH IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED JANUARY 31, 2000, AND SUCH OTHER FILINGS THAT THE COMPANY MAKES WITH THE SEC FROM TIME TO TIME. DUE TO SUCH UNCERTAINTIES AND RISKS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF.

(Attachment)


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                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                        CONSOLIDATED STATEMENTS OF INCOME

                                                                                        YEAR ENDED JANUARY 31
                                                                           ------------------------------------------
                                                                                2001            2000             1999
                                                                           -------------   -------------    ---------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
    Revenues...........................................................       $5,895,678   $   5,529,676    $   4,740,433
    Costs and expenses:
        Cost of revenues...............................................        4,626,803       4,303,862        3,732,890
        Selling, general and administrative expenses...................          868,504         877,633          684,905
        Gain on sale of business units, net............................         (120,507)        (30,198)          (3,198)
        Gain on sale of subsidiary common stock........................                         (698,374)
                                                                           -------------   -------------    -------------
    Operating income...................................................          520,878       1,076,753          325,836
                                                                           -------------   -------------    -------------

    Non-operating income (expense):
        Net gain on marketable securities and other
          investments, including impairment losses ....................        2,656,433           2,498
        Interest income................................................          108,749          54,667           21,897
        Interest expense...............................................          (19,615)        (27,274)         (33,813)
        Other income (expense), net....................................           24,764          (1,059)          (8,083)
        Minority interest in income of consolidated subsidiaries.......          (12,616)        (44,200)         (17,842)
                                                                           -------------   -------------    -------------
    Income before income taxes.........................................        3,278,593       1,061,385          287,995
    Provision for income taxes.........................................        1,219,637         441,536          137,307
                                                                           -------------   -------------    -------------
    Net income.........................................................    $   2,058,956   $     619,849    $     150,688
                                                                           =============   =============    =============

    Earnings per share:
        Basic..........................................................    $       8.76    $       2.61     $        .67
                                                                           ============    ============     ============
        Diluted........................................................    $       8.11    $       2.42     $        .62
                                                                           ============    ============     ============
    Common equivalent shares:
        Basic..........................................................          235,037         237,586          222,483
                                                                           =============   =============    =============
        Diluted........................................................          253,954         256,268          241,216
                                                                           =============   =============    =============


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                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                                                                                           JANUARY 31
                                                                                 -------------------------
                                                                                      2001            2000
                                                                                 -------------   ---------
                                                                                         (IN THOUSANDS)
                                     ASSETS

  Current assets:
      Cash and cash equivalents..............................................    $     644,492    $     669,320
      Restricted cash........................................................           12,665            8,781
      Short-term investments in marketable securities........................          701,750          424,609
      Receivables, net.......................................................        1,355,713        1,339,763
      Prepaid expenses and other current assets..............................           92,939          143,163
      Deferred income taxes..................................................           93,775          173,987
                                                                                 -------------    -------------
            Total current assets.............................................        2,901,334        2,759,623
  Property, plant and equipment..............................................          535,524          576,887
  Intangible assets..........................................................          225,924          239,438
  Long-term investments in marketable securities.............................        1,676,621          181,285
  Prepaid pension assets.....................................................          540,113          492,802
  Other assets...............................................................          212,614          155,213
                                                                                 -------------    -------------
                                                                                 $   6,092,130    $   4,405,248
                                                                                 =============    =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities:
      Accounts payable and accrued liabilities...............................       $1,173,569    $   1,409,477
      Accrued payroll and employee benefits..................................          399,025          357,014
      Income taxes payable...................................................          180,304           90,337
      Notes payable and current portion of long-term debt....................           31,897           54,093
                                                                                 -------------    -------------
            Total current liabilities........................................        1,784,795        1,910,921
  Long-term debt, net of current portion.....................................          118,746          121,289
  Deferred income taxes......................................................          538,567           74,412
  Other long-term liabilities................................................          281,225          360,362
  Commitments and contingencies
  Minority interest in consolidated subsidiaries.............................           24,640          107,982
  Stockholders' equity:
      Class A Common Stock, $.01 par value...................................            2,202            2,361
      Class B Common Stock, $.05 par value...................................               14               15
      Additional paid-in capital.............................................        1,393,600        1,082,727
      Retained earnings......................................................        1,918,253          704,562
      Other stockholders' equity.............................................          (41,694)         (31,387)
      Accumulated other comprehensive income.................................           71,782           72,004
                                                                                 -------------    -------------
            Total stockholders' equity.......................................        3,344,157        1,830,282
                                                                                 -------------    -------------
                                                                                    $6,092,130    $   4,405,248
                                                                                 =============    =============